Exhibit 99.1
Pentair, Inc.
5500 Wayzata Blvd., Suite 800
MInneapolis, MN 55416
763 545 1730 Tel
763 656 5400 Fax
News Release
Pentair Reports First Quarter 2010 Net Income Per Share from Continuing Operations of $0.35 on 12 Percent Growth in Sales

•	Reports first quarter sales of $707 million, up 12 percent year-over-year

•	Operating margins in Water Group and Technical Products increase year over year

•	Earnings per share up 94 percent year-over-year on GAAP basis, or up 75 percent when compared to adjusted first quarter 2009 EPS

•	First quarter free cash flow improved year-over-year and is on track to achieve full year target of over $225 million
All financial information and period-to-period references are on a continuing operations basis unless otherwise noted. Reconciliations to discontinued operations as well as GAAP and Non-GAAP reconciliations are in the attached financial tables.
MINNEAPOLIS, Minn. — April 27, 2010 — Pentair, Inc. (NYSE: PNR) today announced first quarter 2010 net earnings per diluted share from continuing operations (EPS) of $0.35. This represents an increase of 94 percent as compared to the $0.18 of EPS in the first quarter last year. Adjusting first quarter 2009 for restructuring items, year-over-year adjusted EPS increased 75 percent.
Total company sales increased 12 percent to $707 million, compared with $634 million in the first quarter of 2009. The company delivered first quarter operating income of $64 million, up 71 percent year-over-year or up 59 percent compared to adjusted first quarter 2009 operating income. Overall, operating margins for the first quarter increased 270 basis points to 9 percent when compared to adjusted first quarter 2009 operating margins. The positive impact on operating margins from higher volume and productivity more than offset the negative impact related to modest selling price reductions and inflation.
Total company free cash flow was a usage of $22 million for the quarter versus a usage of $33 million for the year-earlier quarter. The company said it is on track to achieve free cash flow of $225 million for 2010, driven by improvements in working capital and earnings growth.
“We had a great start to the year with double digit sales increases, strong earnings growth and free cash flow already ahead of last year’s robust levels,” said Randall J. Hogan, Pentair chairman and chief executive officer. “Last year we put the company in position to weather the downturn and prepare for growth. As evidenced in our first quarter sales growth, we believe markets are steadily recovering and emerging markets are once again strong,” he added.
(more)

First Quarter Business Highlights
The Water Group delivered $478 million in sales, a 13 percent increase year-over-year. Sales were up 11 percent excluding foreign exchange.
•	Residential Flow sales were up 12 percent versus the year-ago quarter. Strong growth in residential channels coupled with demand for residential de-watering products to protect homes from heavier than normal flooding helped to drive sales.

•	Residential Filtration sales were up 14 percent as fast growth regions grew in the high teens and the U.S. market continued its steady recovery.

•	Pool sales were up 25 percent as the business continued to expand its dealer base, new energy efficient products were well received in the marketplace and key distributors started to build inventory levels.

•	Engineered Flow sales were up 10 percent as municipal and industrial pump sales remained strong while commercial water systems were down significantly reflecting a weak commercial construction market globally.

•	Filtration Solutions sales were up 8 percent led by strong double-digit sales growth in Food Service, which helped overcome weaker energy and desalination sales.
The Water Group’s first quarter reported operating income totaled $42 million, up 56 percent as compared to $27 million in the same period last year. When compared to first quarter 2009 adjusted operating income of $28 million, first quarter 2010 operating margins increased by 210 basis points to 8.8 percent. The benefits from higher volume and productivity more than offset the negative impact from inflation and growth investments. First quarter 2010 margins are inclusive of approximately 100 basis points of pay as you go expenses related to previously announced plant moves incurred in the quarter.
Technical Products delivered first quarter 2010 sales of $229 million, an increase of 9 percent versus the year-earlier period. Sales were up 7 percent excluding the impact of foreign exchange.
•	Strong sales in industrial, infrastructure and general electronics markets offset declines in commercial, security and defense sales.

•	International markets were up nine percent, led by Asia up 13 percent in local currencies.
Technical Products’ first quarter reported operating income totaled $33 million, up 62 percent compared to $20 million in the same quarter last year. When compared to first quarter 2009 adjusted operating income of $21 million, first quarter 2010 operating margins increased 440 basis points to 14.5 percent margins. The positive impact of volume, productivity and material savings more than offset the negative impact from investments. First quarter 2010 margins are inclusive of approximately 50 basis points of pay as you go expenses related to previously announced plant moves incurred in the quarter.
“We delivered the growth and financial results we expected — and are seeing solid indicators that trends are favorable for the balance of the year,” said Hogan. “In the quarter, we reinstated major employee benefits, incentive accruals, sales volume rebate programs and accelerated the remainder of our major restructuring actions — all of which impacted and are included in our results, which met the high end of our original guidance,” he added.
(more)

Outlook
The company updates its second quarter 2010 EPS guidance to a range of $0.52 to $0.55, an increase of over 35 percent year-over-year over adjusted second quarter 2009 earnings. The company expects second quarter sales to be up over 10 percent compared to the same period last year.
The company maintains its full year 2010 EPS guidance range of $1.75 to $1.90, an increase of 19 to 29 percent versus 2009 adjusted EPS. The company expects full year 2010 sales to be approximately $2.9 billion and full year free cash flow to be approximately $225 million.
“We are encouraged by our first quarter results and, as we enter the critical second quarter, we have positive order trends, strong backlog and solid execution against our productivity initiatives,” said Hogan. “We are maintaining our full year outlook as we validate the sustainability of the trends we are experiencing today,” he added.
Earnings Conference Call
Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the company’s performance and first quarter 2010 results and 2010 outlook on a two-way conference call with investors and a live audio webcast at 9 a.m. Eastern today. Reconciliation of non-GAAP financial measures are set forth in the attachments to this first quarter 2010 earnings release and the first quarter 2010 earnings conference call presentation, both of which can be found at Pentair’s web site (www.pentair.com). Related financial charts and certain other information to be discussed on the conference call will be available on the company’s website shortly before the conference call. The webcast and presentation will be archived at the same site following the conclusion of the conference call.
Caution concerning forward-looking statements
Any statements made about the company’s anticipated financial results are forward-looking statements subject to risks and uncertainties such as the magnitude, timing and scope of recovery from the global economic downturn; the strength of housing and related markets; the risk that expected benefits from our recent restructuring and other cost reduction plans may not be fully realized, or may take longer to realize than expected; foreign currency effects; material inflation outpacing our productivity and pricing actions; retail, commercial and industrial demand; product introductions; and pricing and other competitive pressures, as well as other risk factors set forth in our SEC filings. Forward-looking statements included herein are made as of the date hereof, and the company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances. Actual results could differ materially from anticipated results.
About Pentair, Inc.
Pentair (www.pentair.com) is a global diversified industrial company headquartered in Minneapolis, Minnesota. Its Water Group is a global leader in providing innovative products and systems used worldwide in the movement, treatment, storage and enjoyment of water. Pentair’s Technical Products Group is a leader in the global enclosures and thermal management markets, designing and manufacturing thermal management products and standard, modified, and custom enclosures that protect sensitive electronics and the people that use them. With 2009 revenues of $2.7 billion, Pentair employs approximately 13,500 people worldwide.
(more)

Pentair Contacts:
Todd Gleason
Vice President, Strategic Planning & Investor Relations
Tel.: (763) 656-5570
E-mail: todd.gleason@pentair.com

Pentair, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended
	April 3,	March 28,
In thousands, except per-share data	2010	2009

Net sales	$707,013	$633,840
Cost of goods sold	493,311	464,608

Gross profit	213,702	169,232
% of net sales	30.2%	26.7%
Selling, general and administrative	132,890	117,275
% of net sales	18.8%	18.5%
Research and development	17,211	14,743
% of net sales	2.4%	2.3%

Operating income	63,601	37,214
% of net sales	9.0%	5.9%
Other (income) expense:
Equity (income) losses of unconsolidated subsidiary	(84)	277
Net interest expense	9,527	11,784
% of net sales	1.3%	1.9%

Income from continuing operations before income taxes and noncontrolling interest	54,158	25,153
% of net sales	7.7%	4.0%
Provision for income taxes	18,129	7,432
Effective tax rate	33.5%	29.5%

Income from continuing operations	36,029	17,721
Gain on disposal of discontinued operations, net of tax	524	10

Net income before noncontrolling interest	36,553	17,731
Noncontrolling interest	1,232	466

Net income attributable to Pentair, Inc.	$35,321	$17,265

Net income from continuing operations attributable to Pentair, Inc.	$34,797	$17,255

Earnings per common share attributable to Pentair, Inc.
Basic
Continuing operations	$0.35	$0.18
Discontinued operations	0.01	—

Basic earnings per common share	$0.36	$0.18

Diluted
Continuing operations	$0.35	$0.18
Discontinued operations	0.01	—

Diluted earnings per common share	$0.36	$0.18

Weighted average common shares outstanding
Basic	98,030	97,375
Diluted	99,568	97,966

Cash dividends declared per common share	$0.19	$0.18

Pentair, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	April 3,	December 31,	March 28,
In thousands	2010	2009	2009

Assets
Current assets
Cash and cash equivalents	$46,783	$33,396	$34,708
Accounts and notes receivable, net	550,830	455,090	505,196
Inventories	363,667	360,627	393,201
Deferred tax assets	49,665	49,609	51,268
Prepaid expenses and other current assets	43,580	47,576	47,848

Total current assets	1,054,525	946,298	1,032,221

Property, plant and equipment, net	330,201	333,688	337,898

Other assets
Goodwill	2,067,836	2,088,797	2,092,825
Intangibles, net	472,398	486,407	504,921
Other	56,224	56,144	56,964

Total other assets	2,596,458	2,631,348	2,654,710

Total assets	$3,981,184	$3,911,334	$4,024,829

Liabilities and Shareholders’ Equity

Current liabilities
Short-term borrowings	$3,731	$2,205	$7,404
Current maturities of long-term debt	51	81	630
Accounts payable	229,502	207,661	196,767
Employee compensation and benefits	77,496	74,254	75,664
Current pension and post-retirement benefits	8,948	8,948	8,890
Accrued product claims and warranties	37,803	34,288	38,639
Income taxes	8,571	5,659	4,312
Accrued rebates and sales incentives	24,653	27,554	20,754
Other current liabilities	86,763	85,629	98,919

Total current liabilities	477,518	446,279	451,979

Other liabilities
Long-term debt	862,351	803,351	991,807
Pension and other retirement compensation	231,733	234,948	270,443
Post-retirement medical and other benefits	30,630	31,790	34,299
Long-term income taxes payable	25,720	26,936	28,076
Deferred tax liabilities	145,777	146,630	145,565
Other non-current liabilities	95,399	95,060	97,260

Total liabilities	1,869,128	1,784,994	2,019,429

Shareholders’ equity	2,112,056	2,126,340	2,005,400

Total liabilities and shareholders’ equity	$3,981,184	$3,911,334	$4,024,829

Days sales in accounts receivable (13 month moving average)	61	62	60
Days inventory on hand (13 month moving average)	86	90	85
Days in accounts payable (13 month moving average)	66	66	61

Pentair, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three months ended
	April 3,	March 28,
In thousands	2010	2009

Operating activities
Net income before noncontrolling interest	$36,553	$17,731
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Gain on disposal of discontinued operations	(524)	(10)
Equity (income) losses of unconsolidated subsidiary	(84)	277
Depreciation	14,564	15,170
Amortization	6,746	7,233
Deferred income taxes	1,617	7
Stock compensation	6,802	4,720
Excess tax benefits from stock-based compensation	(980)	(64)
(Gain) loss on sale of assets	(147)	19
Changes in assets and liabilities, net of effects of business acquisitions and dispositions
Accounts and notes receivable	(99,054)	(47,021)
Inventories	(5,525)	21,069
Prepaid expenses and other current assets	2,826	15,008
Accounts payable	22,479	(18,052)
Employee compensation and benefits	1,694	(15,470)
Accrued product claims and warranties	3,647	(2,797)
Income taxes	3,446	(922)
Other current liabilities	(1,584)	(13,337)
Pension and post-retirement benefits	(426)	1,801
Other assets and liabilities	(2,363)	(2,415)

Net cash provided by (used for) operating activities	(10,313)	(17,053)

Investing activities
Capital expenditures	(12,059)	(15,979)
Proceeds from sale of property and equipment	127	280
Other	292	(40)

Net cash provided by (used for) investing activities	(11,640)	(15,739)

Financing activities
Net short-term borrowings	1,526	7,494
Proceeds from long-term debt	200,000	135,000
Repayment of long-term debt	(141,025)	(96,679)
Excess tax benefits from stock-based compensation	980	64
Stock issued to employees, net of shares withheld	(1,938)	680
Dividends paid	(18,837)	(17,710)

Net cash provided by (used for) financing activities	40,706	28,849

Effect of exchange rate changes on cash and cash equivalents	(5,366)	(693)

Change in cash and cash equivalents	13,387	(4,636)
Cash and cash equivalents, beginning of period	33,396	39,344

Cash and cash equivalents, end of period	$46,783	$34,708

Free cash flow

Net cash provided by (used for) operating activities	$(10,313)	$(17,053)
Capital expenditures	(12,059)	(15,979)
Proceeds from sale of property and equipment	127	280

Free cash flow	$(22,245)	$(32,752)

Pentair, Inc. and Subsidiaries
Supplemental Financial Information by Reportable Business Segment (Unaudited)

	First Qtr	First Qtr
In thousands	2010	2009

Net sales to external customers
Water Group	$478,038	$423,932
Technical Products Group	228,975	209,908

Consolidated	$707,013	$633,840

Intersegment sales
Water Group	$517	$289
Technical Products Group	703	233
Intercompany sales eliminations	(1,220)	(522)

Consolidated	$—	$—

Operating income (loss)
Water Group	$42,138	$26,976
Technical Products Group	33,098	20,462
Unallocated corporate expenses and intercompany eliminations	(11,635)	(10,224)

Consolidated	$63,601	$37,214

Operating income as a percent of net sales
Water	8.8%	6.4%
Technical Products	14.5%	9.7%
Consolidated	9.0%	5.9%

Pentair, Inc. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ending December 31, 2009 to the “Adjusted” non-GAAP excluding the effect of 2009 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In thousands, except per-share data	2009	2009	2009	2009	2009

Net sales	$633,840	$693,712	$662,665	$702,251	$2,692,468

Operating income — as reported	37,214	63,560	66,682	52,492	219,948
% of net sales	5.9%	9.2%	10.1%	7.5%	8.2%
Adjustments:
Restructuring and asset impairment	2,824	2,944	7,295	24,881	37,944

Operating income — as adjusted	40,038	66,504	73,977	77,373	257,892
% of net sales	6.3%	9.6%	11.2%	11.0%	9.6%

Net income from continuing operations attributable to Pentair, Inc. — as reported	17,255	32,006	37,033	29,218	115,512
Adjustments — tax affected
Restructuring and asset impairment, net of minority interest	1,864	1,943	4,815	17,549	26,171
Bond tender	—	3,171	—	—	3,171

Net income from continuing operations attributable to Pentair, Inc. — as adjusted	19,119	37,120	41,848	46,767	144,854

Continuing earnings per common share attributable to Pentair, Inc. — diluted
Diluted earnings per common share — as reported	$0.18	$0.33	$0.38	$0.29	$1.17
Adjustments	0.02	0.05	0.04	0.18	0.30

Diluted earnings per common share — as adjusted	$0.20	$0.38	$0.42	$0.47	$1.47

Weighted average common shares outstanding — Diluted	97,966	98,422	98,641	99,226	98,522

Pentair, Inc. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ending December 31, 2009 to the “Adjusted” non-GAAP excluding the effect of 2009 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In thousands	2009	2009	2009	2009	2009

Water
Net sales	$423,932	$486,990	$461,570	$475,272	$1,847,764

Operating income — as reported	26,976	49,781	53,085	33,903	163,745
% of net sales	6.4%	10.2%	11.5%	7.1%	8.9%
Adjustments — restructuring and asset impairment	1,464	1,460	2,639	21,336	26,899

Operating income — as adjusted	28,440	51,241	55,724	55,239	190,644
% of net sales	6.7%	10.5%	12.1%	11.6%	10.3%

Technical Products
Net sales	$209,908	$206,722	$201,095	$226,979	$844,704

Operating income — as reported	20,462	23,578	24,356	31,959	100,355
% of net sales	9.7%	11.4%	12.1%	14.1%	11.9%
Adjustments — restructuring and asset impairment	792	1,139	4,557	2,729	9,217

Operating income — as adjusted	21,254	24,717	28,913	34,688	109,572
% of net sales	10.1%	12.0%	14.4%	15.3%	13.0%